MICROTEL INTERNATIONAL, INC.
                                  (REGISTRANT)

                         SUBSIDIARIES OF THE REGISTRANT
                                DECEMBER 31, 1999


                             EXHIBIT 21.1, FORM 10K


XIT Corporation
CXR Telcom Corporation
CXR, S. A.
XCEL Corp. Ltd.
XCEL Power Systems. Ltd.
XCEL Japan Ltd.